EXHIBIT 99.1

Gartner	Press Release
Gartner Reports First Quarter 2025 Financial Results
Contract Value $5.1 billion, +6.7% YoY FX Neutral

FIRST QUARTER 2025 HIGHLIGHTS

•Revenues: $1.5 billion, +4.2% as reported; +5.7% FX neutral.
•Net income: $211 million, +0.2% as reported; adjusted EBITDA: $385 million, +0.7% as reported, +2.9% FX neutral.
•Diluted EPS: $2.71, +1.5%; adjusted EPS: $2.98, +1.7%.
•Operating cash flow: $314 million, +66.0%; free cash flow: $288 million, +73.3%.

STAMFORD, Conn., May 6, 2025 — Gartner, Inc. (NYSE: IT) today reported results for the first quarter of 2025 and updated its financial outlook for the full year 2025. Additional information regarding the Company’s results as well as the updated 2025 financial outlook is provided in an earnings supplement available on the Company’s Investor Relations website at https://investor.gartner.com.

Gene Hall, Gartner’s Chairman and Chief Executive Officer, commented, “First quarter financial results were ahead of our expectations. Contract value grew 7%. In a dynamic world, we are managing our costs to deliver Adjusted EBITDA Margin ahead of our initial guidance while also investing for future growth. We continue to provide significant value to our clients and will emerge from the current environment even stronger.”

CONFERENCE CALL INFORMATION

The Company will host a webcast call at 8:00 a.m. Eastern time on Tuesday, May 6, 2025 to discuss the Company’s financial results. Listeners can access the webcast live at https://edge.media-server.com/mmc/p/tnra8p2e. To participate actively in the live call via dial-in, please register at https://register-conf.media-server.com/register/BI8112c7f0801546feb3313113e899165e. Once registered, participants will receive a dial-in number and a unique PIN to access the call. A replay of the webcast will be available on the Company’s website for approximately 30 days following the call.

CONSOLIDATED RESULTS HIGHLIGHTS

(Unaudited; $ in millions, except per share amounts)	Three Months Ended
	March 31,			Inc/(Dec)
	2025	2024	Inc/(Dec)	FX Neutral
GAAP Metrics:
Revenues	$1,534	$1,473	4.2%	5.7%
Net income	211	211	0.2%	na
Diluted EPS	2.71	2.67	1.5%	na
Operating cash flow	314	189	66.0%	na

Non-GAAP Metrics:
Adjusted EBITDA	$385	$382	0.7%	2.9%
Adjusted EPS	2.98	2.93	1.7%	na
Free cash flow	288	166	73.3%	na
na=not available.

CONTRACT VALUE HIGHLIGHTS

•Global Technology Sales Contract Value (GTS CV): $3.9 billion, +5.5% YoY FX Neutral
•Global Business Sales Contract Value (GBS CV): $1.2 billion, +10.8% YoY FX Neutral

SEGMENT RESULTS HIGHLIGHTS

Our segment results for the three months ended March 31, 2025 were as follows:

(Unaudited; $ in millions)
	Research	Conferences	Consulting
Revenues	$1,322	$73	$140
Inc/(Dec)	4.2%	3.6%	3.7%
Inc/(Dec) - FX neutral	5.8%	5.4%	5.3%
Gross contribution	$985	$27	$53
Inc/(Dec)	4.2%	17.7%	(1.6)%
Contribution margin	74.5%	37.7%	38.2%
nm=not meaningful.

Additional details regarding our segment results can be obtained from the earnings supplement, our quarterly report on Form 10–Q filed with the SEC on May 6, 2025 and our webcast.

Certain financial metrics contained in this Press Release are considered non-GAAP financial measures. Definitions of these non-GAAP financial measures are included in this Press Release under “Non-GAAP Financial Measures” and the related reconciliations are under “Supplemental Information — Non-GAAP Reconciliations.” In this Press Release, some totals may not add due to rounding. The percentage changes are based on the unrounded whole number and recalculation based on millions may yield a different result.

ABOUT GARTNER

Gartner, Inc. (NYSE: IT) delivers actionable, objective insight that drives smarter decisions and stronger performance on an organization’s mission-critical priorities.

CONTACTS

David Cohen
SVP, Investor Relations, Gartner
+1 203.316.6631

investor.relations@gartner.com

FORWARD-LOOKING STATEMENTS

Statements contained in this press release regarding the Company’s growth and prospects, projected financial results, long-term objectives, and all other statements in this release other than recitation of historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: the impact of global economic and geopolitical conditions, including inflation, and recession; uncertain effects, both direct and indirect, of changes and volatility in tariffs and trade policies; risks associated with the creditworthiness, budget cuts, priorities and shutdown of governments and agencies; our ability to carry out our strategic initiatives and manage associated costs; the timing of conferences and meetings, in particular our Gartner Symposium/Xpo series that normally occurs during the fourth quarter; our ability to achieve and effectively manage growth, including our ability to integrate our acquisitions and consummate and integrate future acquisitions; our ability to pay our debt obligations; our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent, especially in light of labor competition; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce and protect our intellectual property rights; our ability to keep pace with technological developments in artificial intelligence (“AI”) and comply with evolving AI regulations; additional risks associated with international operations, including foreign currency fluctuations; the impact on our business resulting from changes in international conditions, including those resulting from the conflict in the Middle East, the war in Ukraine and current and future sanctions imposed by governments or other authorities; the impact of restructuring and other charges on our businesses and operations; cybersecurity incidents or other disruptions to our information systems; our ability to meet sustainability commitments and comply with applicable regulatory requirements, as well as potential reactions by customers to these commitments; the impact of changes in tax policy (including global minimum tax legislation) and heightened scrutiny from various taxing authorities globally; changes to laws and regulations; and other risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which can be found on Gartner’s website at https://investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”) and as such are considered non-GAAP financial measures. We provide these measures to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP. The non-GAAP financial measures used in this Press Release are defined below.

Adjusted EBITDA and Adjusted EBITDA Margin: Represents GAAP net income (loss) adjusted for: (i) interest expense, net; (ii) tax provision (benefit); (iii) gain on event cancellation insurance claims, as applicable; (iv) other (income) expense, net; (v) stock-based compensation expense; (vi) depreciation, amortization, and accretion; (vii) loss on impairment of lease related assets, as applicable; and (viii) acquisition and integration charges and certain other non-recurring items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by GAAP Revenue. We believe Adjusted EBITDA and Adjusted EBITDA Margin are important measures of our recurring operations as they exclude items not representative of our core operating results.

Adjusted Net Income: Represents GAAP net income (loss) adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; (iii) gain on event cancellation insurance claims, as applicable; (iv) loss on impairment of lease related assets, as applicable; (v) the non-cash (gain) loss on de-designated interest rate swaps, as applicable; and (vi) the related tax effect. We believe Adjusted Net Income is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Adjusted EPS: Represents GAAP diluted EPS adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include on a per share basis: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; (iii) gain on event cancellation insurance claims, as applicable; (iv) loss on impairment of lease related assets, as applicable; (v) the non-cash (gain) loss on de-designated interest rate swaps, as applicable; and (vi) the related tax effect. We believe Adjusted EPS is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Free Cash Flow: Represents cash provided by operating activities determined in accordance with GAAP less payments for capital expenditures. We believe Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that may be available to be used to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Foreign Currency Neutral (FX Neutral): We provide foreign currency neutral dollar amounts and percentages for our contract values, revenues, certain expenses, and other metrics. These foreign currency neutral dollar amounts and percentages eliminate the effects of exchange rate fluctuations and thus provide a more accurate and meaningful trend in the underlying data being measured. We calculate foreign currency neutral dollar amounts by converting the underlying amounts in local currency for different periods into U.S. dollars by applying the same foreign exchange rates to all periods presented.

SUPPLEMENTAL INFORMATION - NON-GAAP RECONCILIATIONS

The tables below provide reconciliations of certain Non-GAAP financial measures used in this Press Release with the most directly comparable GAAP measure. See “Non-GAAP Financial Measures” above for definitions of these measures.

Reconciliation - GAAP Net Income to Adjusted EBITDA

(Unaudited; $ in millions)
	Three Months Ended March 31,
	2025	2024
GAAP net income	$211	$211
Interest expense, net	13	19
Other income, net	(2)	(5)
Tax provision	56	49
Operating income	278	274
Adjustments:
Stock-based compensation expense (a)	50	51
Depreciation, amortization and accretion (b)	51	50
Loss on impairment of lease related assets (c)	—	1
Acquisition and integration charges and other non-recurring items (d)	6	8
Adjusted EBITDA	$385	$382

(a)	Consists of costs for stock-based compensation awards.
(b)	Includes depreciation expense, amortization of intangibles and accretion on asset retirement obligations.
(c)	Includes impairment loss for lease related assets.
(d)	Consists of direct and incremental expenses related to acquisitions and divestitures, facility-related exit costs and other non-recurring items.

Reconciliation - GAAP Net Income and GAAP Net Income per Diluted Share to Adjusted Net Income and Adjusted EPS

(Unaudited; $ in millions, except per share amounts)
	Three Months Ended March 31,
	2025		2024
	Amount	Per Share	Amount	Per Share
GAAP net income and GAAP net income per diluted share	$211	$2.71	$211	$2.67
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	22	0.28	23	0.29
Acquisition and integration charges and other non-recurring items (b), (c)	7	0.09	9	0.12
Loss on impairment of lease related assets (d)	—	—	1	0.01
Gain on de-designated interest rate swaps (e)	—	—	(4)	(0.06)
Tax impact of adjustments (f)	(7)	(0.09)	(7)	(0.09)
Adjusted net income and Adjusted EPS (g)	$232	$2.98	$232	$2.93

(a)	Consists of non-cash amortization from acquired intangibles.
(b)	Consists of direct and incremental expenses related to acquisitions and divestitures, facility-related exit costs and other non-recurring items.
(c)	Includes the amortization and write-off of deferred financing fees, which are recorded in Interest expense, net in the Company’s accompanying Condensed Consolidated Statements of Operations.
(d)	Includes impairment loss for lease related assets.
(e)	Represents the fair value adjustment for interest rate swaps after de-designation.
(f)	The blended effective tax rates on the adjustments were approximately 25.8% and 25.3% for the three months ended March 31, 2025 and 2024, respectively.
(g)	Adjusted EPS was calculated based on 77.8 million and 79.0 million diluted shares for the three months ended March 31, 2025 and 2024, respectively.

Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow

(Unaudited; $ in millions)
	Three Months Ended March 31,
	2025	2024
GAAP cash provided by operating activities	$314	$189
Cash paid for capital expenditures	(26)	(23)
Free Cash Flow	$288	$166

GARTNER, INC.

Condensed Consolidated Statements of Operations

(Unaudited; in millions, except per share data)

	Three Months Ended
	March 31,
	2025	2024
Revenues:
Research	$1,321.8	$1,268.2
Conferences	72.6	70.1
Consulting	139.7	134.6
Total revenues	1,534.1	1,472.9
Costs and expenses:
Cost of services and product development	475.0	459.4
Selling, general and administrative	730.3	689.8
Depreciation	28.9	26.3
Amortization of intangibles	21.9	23.0
Acquisition and integration charges	—	0.5
Total costs and expenses	1,256.1	1,199.0
Operating income	278.0	273.9
Interest expense, net	(13.4)	(19.2)
Other income, net	2.4	4.8
Income before income taxes	267.0	259.5
Provision for income taxes	56.1	49.0
Net income	$210.9	$210.5

Net income per share:
Basic	$2.73	$2.69
Diluted	$2.71	$2.67
Weighted average shares outstanding:
Basic	77.4	78.3
Diluted	77.8	79.0

Source: Gartner, Inc.

Gartner-IR